EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-35366, 333-51176, and 333-108646) and the Registration Statements on Form S-8 (Nos. 333-28277, 333-46691, 333-77961, 333-90091, 333-31026, 333-36374, 333-48844, 333-55092, 333-98779 and 333-101704) of Pumatech, Inc. of our report dated August 22, 2003, except for Note 17, which is as of October 20, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

October 20, 2003